Contacts:     Media:    James Mahoney               Investor:     Thomas R. Rice
                        (617) 346-5472                            (617) 346-0148



                              FLEET FINANCIAL GROUP
                        EARNINGS RISE 15% TO $450 MILLION

         Boston, Massachusetts, July 14, 1999: Fleet Financial Group, Inc. (FLT-NYSE) today reported record net income of $450 million, or $.74 per diluted share, for the second quarter of 1999, a 15% increase compared with net income of $393 million, or $.65 per diluted share, earned in the second quarter of 1998. The corporation earned $888 million, or $1.45 per diluted share, for the six month period ending June 30, 1999, up 24% compared to $716 million, or $1.18 per diluted share, for the same period of 1998.

         "Fleet demonstrated across the board strength," commented Terrence Murray, Fleet's chairman and chief executive officer. "In addition to record net income, Fleet also reached a major strategic goal recording a 50/50 split between fee and spread revenue. This achievement provides tangible evidence of the success of Fleet's business diversification strategy. Both our core franchise and recent acquisitions continue to perform well, giving us strong momentum as we approach our merger with BankBoston."

         "Capital market related businesses had another outstanding quarter as revenues increased 72%" said Robert J. Higgins, Fleet's president and chief operating officer. "Quick & Reilly saw profits double from last year to almost $50 million, while total fee revenue for the corporation rose by 28%. This performance underlines the strength of our recently acquired businesses."

         Commenting on Fleet's continuing  improvement in profitability,  Eugene
M. McQuade, vice chairman and Fleet's chief financial officer, said "Fleet's profitability ranks among the highest performing banks in the country. Return on assets reached 1.65% while return on equity hit 19.4%. This level of performance is particularly satisfying in that it was achieved within the context of continuing investments in our business lines and product and geographic diversification. With proposed changes to accounting rules, cash basis measurements take on increasing importance. At Fleet, our second quarter 1999 performance ratios on a cash basis were exceptionally strong: EPS of $.81, return on assets of 1.86%, and return on common equity of 29.7%."

Financial Highlights
--------------------

         Net interest income totaled $1.03 billion during the second quarter of 1999, up $50 million from the second quarter of 1998. The increase was principally attributable to the inclusion of Sanwa Business Credit for a full quarter and strong growth in the corporation's commercial loan portfolio. The corporation's net interest margin was 4.42%. Net interest income and net interest margin were $2.08 billion and 4.50%, respectively, for the six month period ending June 30, 1999 and $1.92 billion and 4.67%, respectively, for the same period of 1998.

         Noninterest income in the second quarter totaled $1.04 billion, up 28%, or $227 million from the same period in 1998, due primarily to strong gains in virtually all revenue categories. Fee revenue now represents 50% of total revenue. Investment services revenue increased 20% to $264 million driven by a strong equity market, which benefited the corporation's brokerage and clearing units of Quick & Reilly. Processing-related revenues increased $33 million, or 26%, to $159 million due primarily to increased mortgage revenue bolstered by mortgage production of nearly $10 billion. Capital markets revenue increased 72% to $184 million as a result of robust gains in market-making revenue from our equity specialists business, as well as strong venture capital revenue and investment banking fees. Credit card revenue increased $66 million over the prior year's second quarter which was attributable to the acquisition of various credit card portfolios during 1998 and a decline in charge-offs within the securitized credit card portfolio. For the six month period ending June 30, 1999, noninterest income jumped 33% to $2.0 billion when compared to $1.5 billion for the same period of 1998 as the corporation experienced robust growth in all major business lines as well as the benefit of a number of acquisitions.

         Noninterest expense in the second quarter of 1999 totaled $1.18 billion, up $161 million from the second quarter of 1998. The increase was due primarily to the impact of various acquisitions, including Sanwa and the Merrill Lynch Specialist business, in addition to incentive and volume-related increases in compensation at many of Fleet's businesses that delivered strong revenue growth. Noninterest expense increased $355 million to $2.3 billion for the first six months of 1999 when compared to $1.94 billion for the same period of 1998 as a result of various acquisitions made throughout 1998 and 1999 as well as an increase in process-related expenses. Despite the increases in expenses, the efficiency ratio declined from 56.7% in 1998 to 56.4% for the six months ended June 30, 1999.

         Fleet is Year 2000 ready. All of Fleet's internal systems have been successfully remediated, tested and placed back into production. Year 2000 expenses for the second quarter were $8 million and $109 million since the inception of the project. Focus areas for the remainder of 1999 include: vendor management, contingency planning, borrower readiness and communications with customers.

          Nonperforming assets were $318 million at the end of the second quarter, a decrease of $19 million compared to the same quarter of 1998. Net charge-offs and the provision for credit losses were both $146 million in the second quarter, higher than the second quarter of 1998 due to the inclusion of the acquired credit card portfolios as well as Sanwa. The reserve for credit losses remained stable at $1.723 billion and represents 2.29% of total loans and 559% of nonperforming loans.

         Total assets at June 30, 1999 were $107.0 billion, up $2.6 billion from December 31, 1998. Stockholders' equity amounted to $9.7 billion at June 30, 1999, an increase of $330 million from year end.

                                              FLEET FINANCIAL GROUP
                                              FINANCIAL HIGHLIGHTS



           THREE MONTHS ENDED                                                                      SIX MONTHS ENDED
           ------------------                                                                      ----------------

   June 30,         March 31,     June 30,                                                       June 30,     June 30,
    1999              1999         1998                                                           1999         1998
    ----              ----         ----                                                           ----         ----

                                                For the Period ($ in millions)
$   450           $    438      $     393       Net Income                                      $   888     $    716
  2,067              2,001          1,790       Total Revenue                                     4,068        3,423
  1,178              1,125          1,017       Total Expense                                     2,303        2,014
    146                149            118       Provision for Credit Losses                         295          210

                                                Per Common Share (a)
$   .74           $    .72      $     .65       Diluted earnings per share                      $  1.45     $   1.18
    .76                .74            .67       Basic earnings per share                           1.51         1.22
    .27                .27           .245       Cash dividends declared                             .54          .49
  15.90              15.69          14.39       Book value (period-end)                           15.90        14.39

                                                At Period-End ($ in billions)
$ 107.0           $  106.2      $   100.7       Assets                                          $ 107.0     $  100.7
   75.3               73.7           66.8       Loans                                              75.3         66.8
   66.3               67.6           67.0       Deposits                                           66.3         67.0
    9.7                9.6            8.9       Total stockholders' equity                          9.7          8.9

                                                Operating Ratios
   1.65%              1.63%          1.59%      Return on average assets                           1.64%        1.51%
  19.38              19.28          18.97       Return on common equity                           19.33        17.51
   4.42               4.59           4.60       Net interest margin                                4.50         4.67
   57.0               55.9(b)        56.8       Efficiency ratio                                   56.4(b)      56.7(b)
    9.1                9.1            8.8       Total equity/assets (period-end)                    9.1          8.8
    6.9                6.6            6.8       Tier 1 risk-based capital ratio                     6.9          6.8
   11.1               10.9           10.8       Total risk-based capital ratio                     11.1         10.8

                                                Asset Quality ($ in millions)
$   318           $    280      $     337       Nonperforming assets                            $   318     $     337
  1,723              1,724          1,551       Reserve for credit losses                         1,723         1,551
    .42%               .38%           .50%      Nonperforming assets as a % of loans                .42%         .50%
    .30                .26            .33       Nonperforming assets as a % of total assets         .30          .33
   2.29               2.34           2.32       Reserve for credit losses to period-end loans      2.29         2.32
    559                646            491       Reserve for credit losses to nonperforming loans    559          491
    .79                .83            .71       Net charge-offs/average loans                       .81          .66



(a) All common share data for all periods presented reflects the two-for-one common stock split which was effective October 7, 1998.

(b) The efficiency ratio excludes merger-related charges of $7 million and $73 million recorded in the first quarters of 1999 and 1998, respectively.

                                              FLEET FINANCIAL GROUP
                                         CONSOLIDATED INCOME STATEMENTS
                                                   ($ in millions)



                                                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               -------------------------------------    ------------------------

                                                               June 30,     March 31,     June 30,       June 30,    June 30,
                                                                 1999         1999         1998           1999        1998
                                                                 ----         ----         ----           ----        ----


Net interest income (FTE)                                   $   1,031    $   1,042    $     981     $    2,073    $   1,919
Noninterest income:
   Investment services revenue                                    264          248          220            511          421
   Banking fees and commissions                                   194          193          182            387          358
   Capital markets revenue                                        184          149          107            333          245
   Credit card revenue                                            164          141           98            305          154
   Processing-related revenue                                     159          153          126            312          186
   Other                                                           71           75           76            147          140
-----------------------------------------------------------------------------------------------------------------------------
     Total noninterest income                                   1,036          959          809          1,995        1,504
-----------------------------------------------------------------------------------------------------------------------------

Total Revenue                                                   2,067        2,001        1,790          4,068        3,423
-----------------------------------------------------------------------------------------------------------------------------

Provision for credit losses                                       146          149          118            295          210
Noninterest expense:
   Employee compensation and benefits                             579          542          482          1,121          926
   Equipment                                                       81           86           74            166          154
   Occupancy                                                       75           76           75            150          149
   Intangible asset amortization                                   71           71           59            142          110
   Other                                                          372          343          327            717          602
-----------------------------------------------------------------------------------------------------------------------------
     Total noninterest expense                                  1,178        1,118        1,017          2,296        1,941
-----------------------------------------------------------------------------------------------------------------------------

Earnings before income taxes and merger-related charges           743          734          655          1,477        1,272
Income taxes and tax-equivalent adjustment                        293          292          262            585          512
-----------------------------------------------------------------------------------------------------------------------------

Operating earnings before merger-related charges                  450          442          393            892          760
Merger-related charges, net of tax                                  -            4            -              4           44
-----------------------------------------------------------------------------------------------------------------------------
Net income                                                  $     450    $     438    $     393      $     888     $    716
-----------------------------------------------------------------------------------------------------------------------------


Diluted earnings per share                                  $     .74    $     .72    $     .65      $    1.45     $   1.18
Basic earnings per share                                          .76          .74          .67           1.51         1.22

Diluted earnings per share, excluding merger charges              .74          .72          .65           1.45         1.25
Basic earnings per share, excluding merger charges                .76          .74          .67           1.51         1.29

                                                 FLEET FINANCIAL GROUP
                                             CONSOLIDATED BALANCE SHEETS
                                                  ($ in millions)





                                                  June 30,        March 31,      June 30,
                                                    1999            1999          1998
                                                    ----            ----          ----


ASSETS:
Cash and equivalents                         $      5,001    $     4,862    $     6,067
Securities                                         10,461         10,968         11,293
Loans                                              75,287         73,683         66,754
Reserve for credit losses                          (1,723)        (1,724)        (1,551)
Due from brokers/dealers                            2,444          2,726          3,885
Mortgages held for resale                           1,339          2,155          2,875
Other assets                                       14,139         13,496         11,390
----------------------------------------------------------------------------------------
Total assets                                 $    106,948    $   106,166    $   100,713
========================================================================================


LIABILITIES:
Deposits                                     $     66,344    $    67,633    $    66,992
Short-term borrowings                               6,886          5,871         11,147
Due to brokers/dealers                              3,775          3,823          4,983
Long-term debt                                     16,436         15,586          5,654
Other liabilities                                   3,767          3,641          3,076
----------------------------------------------------------------------------------------
Total liabilities                                  97,208         96,554         91,852
========================================================================================
STOCKHOLDERS' EQUITY:
Preferred stock                                       691            691            691
Common stock                                        9,049          8,921          8,170
----------------------------------------------------------------------------------------
Total stockholders' equity                          9,740          9,612          8,861
----------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $    106,948    $   106,166    $   100,713
========================================================================================

                                                FLEET FINANCIAL GROUP
                                        CONSOLIDATED AVERAGE BALANCE SHEETS
                                                  ($ in millions)


                                                                      THREE MONTHS ENDED
                                               -----------------------------------------------------------------

                                               June 30, 1999             March 31, 1999            June 30, 1998
                                               -------------             --------------            -------------


                                            Average                   Average                   Average
                                            Balance      Rate         Balance       Rate        Balance       Rate
                                            -------      ----         -------       ----        -------       ----

ASSETS:
Securities                               $  10,816       6.48 %    $   10,565       6.53 %    $  11,099       6.58 %
Loans                                       74,528       8.11          72,649       8.32         66,329       8.68
Mortgages held for resale                    2,673       6.99           3,819       6.86          2,513       7.26
Due from brokers/dealers                     3,567       4.16           3,404       4.41          4,482       4.55
Other earning assets                         1,847       5.40           1,377       5.21          1,018       3.82
--------------------------------------------------------------------------------------------------------------------
   Total interest-earning assets            93,431       7.68 %        91,814       7.86 %       85,441       8.09 %
--------------------------------------------------------------------------------------------------------------------
Reserve for credit losses                   (1,703)         -          (1,689)         -         (1,527)         -
Other assets                                16,906          -          16,788          -         15,233          -
--------------------------------------------------------------------------------------------------------------------
Total assets                             $ 108,634          -      $  106,913          -      $  99,147          -
--------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                               $  29,608       2.09 %    $   29,345       2.10 %    $  28,557       2.40 %
   Time                                     21,045       4.75          22,151       4.98         22,765       5.33
--------------------------------------------------------------------------------------------------------------------
     Total interest-bearing deposits        50,653       3.20          51,496       3.34         51,322       3.70
--------------------------------------------------------------------------------------------------------------------
Short-term borrowings                        7,335       3.94           8,071       4.03          9,005       4.77
Due to brokers/dealers                       4,426       4.32           3,865       4.12          5,167       4.62
Long-term debt                              15,931       5.93          13,198       6.08          5,572       7.48
--------------------------------------------------------------------------------------------------------------------
   Total interest-bearing liabilities    $  78,345       3.89 %    $   76,630       3.92 %    $  71,066       4.20 %
--------------------------------------------------------------------------------------------------------------------


   Net interest spread                          -        3.79 %            -        3.94 %           -        3.89 %
--------------------------------------------------------------------------------------------------------------------
Demand deposits and other noninterest-
  bearing time deposits                 $  16,873          -      $   16,874          -      $  16,283          -
Other liabilities                           3,722          -           3,916          -          3,064          -
--------------------------------------------------------------------------------------------------------------------
Total liabilities                          98,940          -          97,420          -         90,413          -
--------------------------------------------------------------------------------------------------------------------
Stockholders' equity                        9,694          -           9,493          -          8,734          -
--------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders'     $ 108,634          -      $  106,913          -      $  99,147          -
--------------------------------------------------------------------------------------------------------------------


Net interest margin                                     4.42 %                     4.59 %                    4.60 %
--------------------------------------------------------------------------------------------------------------------

                                                  FLEET FINANCIAL GROUP
                                           CONSOLIDATED AVERAGE BALANCE SHEETS
                                                     ($ in millions)


                                                              SIX MONTHS ENDED
                                                  ------------------------------------------
                                                   June 30, 1999            June 30, 1998
                                                   -------------            -------------

                                                Average                   Average
                                                Balance       Rate        Balance       Rate
                                                -------       ----        -------       ----

ASSETS:
Securities                                    $  10,691       6.50%    $  10,578        6.57%
Loans                                            73,594       8.21        64,476        8.67
Mortgages held for resale                         3,243       6.92         2,078        7.25
Due from brokers/dealers                          3,486       4.28         4,118        4.81
Other earning assets                              1,613       5.32         1,021        4.40
-----------------------------------------------------------------------------------------------------------
   Total interest-earning assets                 92,627       7.77%       82,271        8.12%
-----------------------------------------------------------------------------------------------------------
Reserve for credit losses                        (1,696)        -         (1,497)         -
Other assets                                     16,847         -         14,737          -
-----------------------------------------------------------------------------------------------------------
Total assets                                 $  107,778         -      $  95,511          -
-----------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                                   $   29,477       2.09%    $  27,996        2.39%
   Time                                          21,595       4.87        21,971        5.32
-----------------------------------------------------------------------------------------------------------
     Total interest-bearing deposits             51,072       3.27        49,967        3.68
-----------------------------------------------------------------------------------------------------------
Short-term borrowings                             7,701       3.99         7,966        4.83
Due to brokers/dealers                            4,147       4.23         4,867        4.72
Long-term debt                                   14,572       5.99         5,214        7.40
-----------------------------------------------------------------------------------------------------------
   Total interest-bearing liabilities        $   77,492       3.90%    $  68,014        4.17%
-----------------------------------------------------------------------------------------------------------


   Net interest spread                               -        3.87%           -         3.95%
-----------------------------------------------------------------------------------------------------------


Demand deposits and other noninterest-
  bearing time deposits                      $   16,873        -       $  16,065          -
Other liabilities                                 3,819        -           2,783          -
-----------------------------------------------------------------------------------------------------------
Total liabilities                                98,184        -          86,862          -
-----------------------------------------------------------------------------------------------------------
Stockholders' equity                              9,594        -           8,649          -
-----------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity      107,778        -        $ 95,511          -
-----------------------------------------------------------------------------------------------------------


Net interest margin                                          4.50%                     4.67%
-----------------------------------------------------------------------------------------------------------